UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 30, 2004

Date of report (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326 – 1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

The following information is being furnished, not filed, pursuant to Item 7.01. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the press release announcing the departure of Dr. John E. Dore, the Company’s Scientific Director. Such press release contains certain forward-looking statements. The information in this report shall be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, except to the extent that such information is superceded by information as of a subsequent date that is included in or incorporated by reference into such registration statement. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

On December 30, 2004 Cyanotech Corporation issued a press release announcing the departure of Scientific Director, John E. Dore Ph.D., effective December 31, 2004. Dr. Dore is leaving his position to pursue other opportunities in research but will maintain a month-to-month consulting relationship with Cyanotech Corporation which is expected to last through the first six months of calendar 2005.

ITEM 9.01. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

99.1 Press release dated December 30, 2004 announcing the departure of Dr. John E. Dore, the Company’s Scientific Director.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION (Registrant)

December 30, 2004	By:	/s/ Jeffrey H. Sakamoto
Jeffrey H. Sakamoto
Vice President – Finance & Administration
(Principal Financial and Accounting Officer)